SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: February 21, 1997



                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


     VIRGINIA                   333-10635              54-1816010
    (State of                  (Commission           (IRS Employer
   incorporation)              File Number)       Identification No.)


         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                       23219
         (Address of principal                                  (Zip Code)
          executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761




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                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index



Item 2.  Acquisition or Disposition of Assets


Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

         a.       Independent Auditors' Report
                  (Mill Crossing Apartments)*

                  Historical Statement of Income and
                  Direct Operating Expenses*
                  (Mill Crossing Apartments)

                  Note to Historical Statement of
                  Income and Direct Operating
                  Expenses (Mill Crossing Apartments)*

         b.       Pro Forma Balance Sheet as of
                  December 31, 1996 (unaudited)*

                  Pro Forma Statement of Operations
                  for the Year ended December 31, 1996
                  (unaudited)*

         c.       Exhibits

                  10.1     Purchase Contract for Mill Crossing Apartments

                  10.2 Modification to Purchase Contract for Mill Crossing Apartments

                  10.3     Property Management Agreement for Mill Crossing
                           Apartments

                  23.1     Consent of Independent Auditors*

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* To be filed by amendment.



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Item 2.  Acquisition or Disposition of Assets

                            MILL CROSSING APARTMENTS
                                Arlington, Texas


         On February 21, 1997, effective January 1, 1997, the Company purchased the Mill Crossing Apartments a 184-unit apartment complex having an address of 2713 North Collins, Arlington, Texas (the "Property").

         The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $4,544,121, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located in the city of Arlington, which is located between Dallas and Fort Worth. Arlington is approximately 13 miles east of the Fort Worth Central Business District and approximately 20 miles west of the Dallas Central Business District.

         The Dallas/Fort Worth Consolidated Metropolitan Statistical area is know locally as "the Metroplex." The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of the Metroplex was approximately 4,400,000. Dallas is the second largest city in the state, behind Houston.

         The economy of the Dallas/Forth Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J. C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,800 acres of land between the two cities. It is the largest commercial airport in the United States in terms of land area, and is the fourth busiest airport in the world, with 1,700 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer

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loops, Interstate 635 in Dallas and Interstate 820 in Forth Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

         Owing in large part to its location between Dallas and Fort Worth, Arlington has become a focus of business development in the area. Major employers include General Motors, National Semiconductor, Johnson & Johnson, Doskocil Manufacturing Company and Arlington Memorial Hospital. The area is also the site of several large warehousing and distribution companies whose primary market is the Metroplex.

         The University of Texas at Arlington has an enrollment of approximately 23,000 students. Arlington also serves as a major medical center for its own population and for residents of outlying communities as well. Arlington Memorial Hospital has a staff of approximately 1,680 and HCA South Arlington Medical Center has approximately 640 employees, making both of them among the largest employers in the city.

         The immediate area surrounding the Property consists of other multifamily housing, residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools and churches, and is readily accessible from Interstate 20 and Interstate 30.

         Description of the Property. The Property consists of 184 garden-style apartment units in 14 two-story buildings on approximately 8 acres of land. The Property was built in 1979.

         The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $184,000 for repairs and improvements, including painting, clubhouse renovations and parking lot repair.

         The Property offers several different unit types. The unit mix and rents currently being charged new tenants as of January, 1997 are as follows:


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                                                  Approximate
                                                   Interior
                                                    Square            Monthly
     Quantity              Type                     Footage            Rental
     --------              ----                     -------            ------
        24          Efficiency                        452               $349
        24          One bedroom/one bath              553                384
                    downstairs
        24          One bedroom/one bath              553                394
                    upstairs
        24          One bedroom/one bath              652                410
                    downstairs
        24          One bedroom/one bath              652                425
                    upstairs
        24          Two bedrooms/two baths            860                545
                    downstairs
        24          Two bedrooms/two baths            860                555
                    upstairs
        8           Two bedrooms/two baths          1,075                625
                    downstairs
        8           Two bedrooms/two baths          1,075                635
                    upstairs

         The apartments provide a combined total of approximately 127,000 square feet of net rentable area.

         Leases at the Property are generally for terms of one year or less. Average rental rates of the past five years have generally increased. As an example, a one bedroom, one bath apartment rented for $351 in 1992, $360 in 1993, $380 in 1994, $385 in 1995, and $395 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.77, $6.95, $7.33, $7.43 and $7.62, respectively.

         The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles over plywood.

         The Property has an outdoor swimming pool, clubhouse with leasing office, and two laundry facilities. There is ample paved parking for the tenants.

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         Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher, microwave and garbage disposal. Certain units also feature a woodburning fireplace, bookshelves or vaulted ceilings, and all two-bedroom units have washer/dryer connections for full-sized appliances. The owner of the Property pays for cold water, natural gas for hot water, sewer service and trash removal. Tenants pay for their electricity usage, which includes cooking, lighting, heating and air conditioning.

         There are at least six apartment properties that compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those at the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 96%.

         According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1992, 93% in 1993, 94% in 1994, 93% in 1995 and 94% in 1996. On February 28, 1997, the Property was 95% occupied. The tenants are a mix of white-collar and blue-collar workers.

         The following table sets forth the 1996 real estate tax information on the Property:


Jurisdiction            Assessed Value       Tax Rate                Tax
------------            --------------      --------                ---
County of Tarrant            $3,600,000        $1.90619               $68,623
City of Arlington             3,600,000         0.64000                23,040
                                                                Total $91,663

         The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,990,160) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

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         Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements to be made will allow an increase in rents at the Property.

3. The Property is strategically located between Dallas and Fort Worth. In addition, the City of Arlington has become a popular location for new business development, owning in part to its location between the two larger cities and its close proximity to Dallas/Forth Worth International Airport. The Advisor and the Company believe that this location for the Property will continue to appeal to workers in the area, which will support stable occupancy rates.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $90,882. Apple Residential Management Group, Inc. will serve as property manager for the Property and for its service will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.


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                                   ITEM 7.a.*





* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.




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                                   ITEM 7.b.*





* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      Apple Residential Income Trust, Inc.


Date: March 10, 1997           By: /s/ GLADE M. KNIGHT
                               -------------------------------------
                                          Glade M. Knight
                                          President
                                          of Apple Residential
                                          Income Trust, Inc.

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                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.
                        Form 8-K dated February 21, 1997


Exhibit Number     Exhibit                                           Page Number

         10.1      Purchase Contract for
                   Mill Crossing Apartments

         10.2      Modification to Purchase Contract for Mill
                   Crossing Apartments

         10.3      Property Management Agreement
                   for Mill Crossing Apartments

         23.1      Consent of Independent Auditors*


* To be filed by amendment.


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